UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 10, 2021
Affirm Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street
San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 984-0490
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.
As previously disclosed, on January 19, 2021, Affirm Holdings, Inc., a Delaware corporation (the “Company”), and Affirm, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, as borrower, entered into a Revolving Credit Agreement (the “Credit Agreement”), with the lenders from time to time party thereto (the “Lenders”), and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”).

On December 10, 2021, the Company provided the Administrative Agent with written notice terminating the Credit Agreement, effective December 15, 2021. The Credit Agreement had no amount outstanding at the time of termination, and no early termination penalties were incurred by the Company. The termination of the Credit Agreement, which provided for an initial aggregate commitment by the Lenders of $185 million, follows a reassessment of the Company’s capital resources subsequent to the issuance of $1.725 billion aggregate principal amount of the Company’s 0% Convertible Senior Notes due 2026 on November 23, 2021.

The Administrative Agent, certain of the Lenders and/or their respective affiliates, in each case, have performed, and may in the future perform, for the Company and its affiliates, various commercial banking, investment banking, underwriting, trust, lending and other financial advisory services.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

By:	/s/ Michael Linford
Name: Michael Linford
Title: Chief Financial Officer

Date: December 13, 2021